Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of this Amended Registration Statement on Form S-1 of our report dated May 9, 2008 relating to the December 31, 2007 financial statements of Buyer Group International, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the registration statement.

VanWassehnova & Associates

VanWassehnova & Associates

August 14, 2008